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                                                                    EXHIBIT 10.7

                                Promissory Note



     FOR VALUE RECEIVED ($125,000.00), the undersigned Albert Lee, jointly and severally promise to pay to Computer Access Technology Corporation, the sum of One Hundred Twenty-Five Thousand ($125,000.00) Dollars, together with interest thereon at the rate of 8% per annum on any unpaid balance.

     Said sum inclusive of interest, shall be repaid in full on or before May 11, 2002. The interest will be paid in annual installments, the first being due on May 11, 2001 and the second being due on May 11, 2002. The undersigned reserves the right to pre-pay this note in whole or in part without penalty, and with interest pro-rated to the date of repayment.

     This note shall be fully payable upon demand of any holder in the event the undersigned shall default in making any payments due under this note within 30 days of its due date.

     In the event of default the undersigned agrees to pay all reasonable attorney fees and costs of collection to the extent permitted by law. This shall not take effect as a sealed instrument and be enforced in accordance with the laws of the payee' state.


Dated: May 11, 2000

/s/ Albert Lee
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